Exhibit 32.2
Section 1350
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Merck & Co., Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2022	/s/ Caroline Litchfield
Name: CAROLINE LITCHFIELD
Title: Executive Vice President, Chief Financial Officer